Exhibit 10(u)-2

SECRETARIAL CERTIFICATION

OF THE

COMPENSATION/NOMINATING/CORPORATE GOVERNANCE

COMMITTEE

TCF FINANCIAL CORPORATION

October 20, 2008

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Following discussion, and upon motion duly made, seconded and carried, the following was adopted:

RE:  Amendment to TCF Financial Corporation Cash Balance Pension Plan SERP (Adopted effective as of January 1, 2005)

WHEREAS, the TCF Financial Corporation Cash Balance Pension Plan SERP (Adopted effective as of January 1, 2005) (“CBPP SERP II”) applies to benefits based on Covered Compensation earned in calendar year 2005 and thereafter; and

WHEREAS, the Supplemental Employee Retirement Plan for TCF Cash Balance Pension Plan (As Amended and Restated through January 24, 2005) (“CBPP SERP I”), which applies to benefits based on Covered Compensation earned in calendar year 2004 and before, has been amended to subject certain benefits payable thereunder to the provisions of CBPP SERP II; and

WHEREAS, the Committee wishes to amend CBPP SERP II to reflect the amendment to CBPP SERP I and to provide for the distribution of all benefits in 2009:

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that the first paragraph of Section I of the Plan (“Purpose of Plan; Effective Date of Plan; Effect of Previous SERP Plan”) is amended in its entirety, to read as follows:

“The purpose of this Plan is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy certain limitations or reductions in benefits under the IRC, as set forth herein, to such Employees under the TCF Cash Balance Pension Plan (“Cash Balance Plan”).  This Plan is effective for benefits based on Covered Compensation earned in calendar year 2005 and thereafter and, in the case of participants who are employed by TCF Financial or any of its direct or indirect subsidiaries on December 31, 2008, for benefits based on Covered Compensation earned in calendar year 2004 and before.  A previous plan, the Supplemental Employee Retirement Plan for TCF Cash Balance Pension Plan (the “Previous SERP Plan”) is in effect for participants who are not employed by TCF Financial or any of its direct or indirect subsidiaries on December 31, 2008 for benefits based on Covered Compensation earned in calendar year 2004 and before.  The Previous SERP Plan is not terminated or superseded by this Plan for such Participants, but remains in effect for benefits accrued by such participants under it before the adoption of this Plan.  In no event shall any benefits be due under both this Plan and the Previous SERP Plan with respect to the same Covered Compensation and there shall be no duplication of benefits between this Plan and the Previous SERP Plan.”

FURTHER RESOLVED, that paragraph (c) of Section IV of the Plan (“Payment of Benefits”) is amended in its entirety, to read as follows:

“(c)         Payment of Benefits.  Each Eligible Employee shall receive a lump sum distribution in the form of cash equal to the then-current value of such Employee’s account in this Plan (less applicable withholding) in calendar year 2009; provided, that in the case of an Eligible Employee who separated from service (within the meaning of IRC § 409A) prior to January 1, 2009, such distribution shall not be made until six months after the Employee’s separation from service.  All distributions to an Eligible Employee, beneficiary or survivor under this Article IV shall be in the form of cash.”

FURTHER RESOLVED, that a new paragraph (f) is added at the end of Section IX of the Plan (“Miscellaneous”), to read as follows:

“(f)          This Plan is intended to satisfy the requirements for nonqualified deferred compensation plans set forth in IRC § 409A, and it shall be interpreted, administered and construed consistent with said intent.”

This amendment is effective as of December 31, 2008, with respect to CBPP SERP II participants who have not received distribution of their benefits prior to that date.  The changes made by this amendment are intended to qualify for the transitional relief set forth in Q&A-19(c) of IRS Notice 2005-1, as amended and clarified by IRS Notices 2006-79 and 2007-86, and they shall be interpreted, administered and construed consistent with said intent.  Specifically, and for the avoidance of doubt, this amendment shall not cause any amount that would otherwise be payable in 2008 to be paid in a later year, and shall not cause any amount that would otherwise be payable in a later year to be paid in 2008.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of the unanimous written consent of the Independent Sub Committee of the Compensation Committee of the Board of Directors of TCF Financial Corporation adopted on October 20, 2008 and that the unanimous written consent has not been modified or rescinded as of the date hereof.

Dated:  October 20, 2008

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary